UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event reported): June 21, 2004

McLEODUSA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-20763	42-1407240

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, IA 52406-3177

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (319) 364-0000

ITEM 5.	Other Events and Required FD Disclosure.

McLeodUSA Incorporated (the "Company") received notice on June 21, 2004, from the Nasdaq Stock Market that it is not in compliance with Nasdaq Marketplace Rule 4310(c)(4) (the "Rule"), which requires companies listed on the Nasdaq SmallCap Market to maintain a bid price of at least $1.00 per share. Under the Rule, the Company has been provided 180 calendar days, or until December 20, 2004, to regain compliance. If at any time before that date the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has regained compliance. If the Company does not regain compliance by December 20, 2004, it will be eligible to be granted an additional 180 calendar day compliance period if it meets the Nasdaq SmallCap Market initial listing criteria (other than minimum bid price) at that time. The Company may also be afforded an additional compliance period if certain additional conditions are met. If the Company does not regain compliance after expiration of all applicable grace periods, its Class A common stock could be subject to Nasdaq delisting pending an appeals process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2004	McLEODUSA INCORPORATED

By:	/s/ G. Kenneth Burckhardt

G. Kenneth Burckhardt Chief Financial Officer